EXHIBIT 10.2

                              July 6, 2006

Churchill Ventures Ltd.
50 Revolutionary Road
Scarborough, New York 10510

Deutsche Bank Securities Inc.
60 Wall Street, NYC60-1015
New York, NY 10005

      Re:      INITIAL PUBLIC OFFERING

Gentlemen:

     The undersigned stockholder of Churchill Ventures Ltd., a Delaware corporation (the “Company”), in consideration of Deutsche Bank Securities Inc. (“Deutsche Bank”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and one warrant which is exercisable for one share of Common Stock (a “Warrant”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

     1.      If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of the Company’s common stock owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares. The undersigned hereby waives any and all rights to convert his Insider Shares in connection with a Business Combination. If the Company solicits approval of its stockholders for dissolution and a plan of distribution of assets, the undersigned will vote all shares of common stock owned by him in favor of such plan.

     2.      In the event that the Company fails to consummate a Business Combination within (i) 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (the “Registration Statement”) or (ii) 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed with respect to a Business Combination within 18 months after the Effective Date, but the Business Combination has not been consummated within such 18 month period (the date of the first such failure to occur, the “Transaction Failure Date”), the undersigned will take all reasonable actions within his or its power to (i) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as practicable and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the trust account with JPMorgan Chase Bank, NA (the “Trust Account”), or to any other amounts distributed in connection with a liquidating distribution of the Company including with respect to his Insider Shares and its units purchased in the private placement (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned agrees to pay the costs of dissolution and distribution of the Company’s assets in the event that the Company’s remaining assets outside the Trust Account are otherwise insufficient to pay such costs.

     3.      The undersigned agrees to indemnify and hold harmless the Company, jointly and severally with the officers of the Company, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of (i) any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or (ii) any claim by any prospective target that the Company did not pay or reimburse such target for the fees and expenses of third party providers of services (such as accountants, consultants and attorneys) to the target that the Company agreed in writing with the target to be liable for, in accordance with the terms of such agreement, if such person or entity does not provide a valid and enforceable waiver to rights or claims to the Trust Account so as to ensure that the proceeds in the Trust Account are not reduced by the claims of such persons that are owed money by the Company for services rendered or products sold to the Company, but in each case only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company’s former stockholders, other than the officers of the Company, are not liable for any amount of such loss, liability, claim, damage or expense).

     4.      The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Deutsche Bank that the business combination is fair to the Company’s stockholders from a financial perspective.

     5.      Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided, that until the earlier of (i) the completion of the Business Combination and (ii) dissolution of the Company, the undersigned shall be entitled to a fee of $7,500 per month, to compensate it for the Company’s use of the undersigned’s offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination. In addition, the undersigned has advanced to the Company a loan of $240,000, which shall be used to pay a portion of the expenses related to the IPO. The loan is due and payable on the consummation of the IPO and will be repaid out of the net proceeds of the IPO not placed in the trust account.

     6.      Neither the undersigned nor any Affiliate of the foregoing will be entitled to receive and will not accept a finder’s fee or any other compensation from the Company or any other person or entity in the event the undersigned or any Affiliate of the any of the foregoing originates a Business Combination.

     7.      The undersigned agrees that its Insider Shares will be subject to restrictions on sale or other transfer until the earlier of one year following the date of the Business Combination; dissolution of the Company; or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to consummating a Business Combination with a target business.

     8.      The undersigned shall not, with respect to those Insider Shares and Private Placement Units owned directly or indirectly by it, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units and the shares of Common Stock and Warrants comprising the Units, the shares of Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, shares of Common Stock or Warrants, the shares of Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) until with respect to its Insider Shares and Private Placement Units, one year following the consummation of the Business Combination (the “Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer its Insider Shares and Private Placement Units during the Lock-Up Period (i) by gift to an affiliate of the undersigned or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of the undersigned, (iii) pursuant to a qualified domestic relations order, or (iv) in the event of a liquidation of the Company prior to a Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with a target business; provided, however, that the permissive transfers pursuant to clauses (i) - (iii) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this letter agreement, including with respect to the voting requirements pertaining to the Insider Shares and Private Placement Units. During the Lock-Up Period, the undersigned shall not grant a security interest in its Insider Shares or Private Placement Units.

     9.      The undersigned represents and warrants that:

               (a)      it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

               (b)      it has never been convicted of or pleaded guilty to any crime: (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and is not currently a defendant in any such criminal proceeding; and

               (c)      it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

     10.      The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

     11.      The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Deutsche Bank and its legal representatives or agents (including any investigative search firm retained by Deutsche Bank) any information they may have about the undersigned’s background and finances (the “Information”). Neither Deutsche Bank nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

     12.      As used herein, (i) a “Business Combination” shall mean the initial acquisition or concurrent acquisitions, as the case may be, by the Company, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, of an operating business or businesses, as the case may be, in the communications, media or technology industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Private Placement Units” shall mean 500,000 Units that shall be purchased by the undersigned from the Company at a price of $8.00 per Unit, for a total of $4 million, in a private placement prior to the completion of the IPO.

     13.      The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

     14.      This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of the Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination provided, further that Section 3 of this letter agreement shall survive a termination pursuant to clause (ii).

     15.      This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

[Signature page follows]

The undersigned hereby executes this letter agreement as of July 6, 2006.

Churchill Capital Partners LLC

By:	_________________________________ Name: Title: